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Exhibit 99.1

                         PERSISTENCE SOFTWARE ANNOUNCES
                         FIRST QUARTER FINANCIAL RESULTS

         SAN MATEO, CALIF. -- APRIL 24, 2003 -- Persistence(R) Software (NASDAQ:
PRSW), a provider of data services software for distributed data access and management, today announced financial results for the first quarter ended March 31, 2003.

         For the quarter, revenues were $2,523,000, compared with $2,161,000 for the first quarter of 2002. The Company reported a net loss of $1,008,000, or $(0.04) per share, compared with a net loss of $3,309,000, or $(0.16) per share for the same period last year. The Company reported a 35 percent decrease in operating expenses, compared to the first quarter of last year. Cash balances at March 31, 2003 were $7,101,000 compared to $7,189,000 for the same period last year.
         Revenues for the prior quarter, ended December 31, 2002, were $2,551,000 with a net loss of $1,897,000 or $(0.09) per share.

         During the quarter, the Company closed several new EdgeXtend clients, including a major content management company and an international real-time project management firm.

         Christopher Keene, chief executive officer of Persistence Software, Inc., commented, " Although economic conditions remain challenging, we saw clear validation in Q1 that increasing the number of customer pilots is the key to growing revenue. We performed more pilots in the last three months than we did in all of 2002. Even better, two of those pilots turn into revenue during the quarter."

         Mr. Keene continued, "During the first quarter, we tightened our strategic focus to address critical business problems in the financial and transportation markets. In the financial market, we position EdgeXtend Data Services as a way to meet the regulatory requirements of the Patriot Act for better aggregation of counterparty reference data. In the transportation market, we position EdgeXtend as a way to improve operating efficiency with continuously up-to-date distribution of scheduling data."

         Mr. Keene concluded, "Last year we announced a sale of EdgeXtend for IBM Websphere to Fiducia, the IT provider for hundreds of German banks. Fiducia's application is now going into deployment and they are beginning to realize significant cost and performance benefits delivered by EdgeXtend. Earlier this week, we issued a press release in which both the Chief Software Architect of Fiducia and the IBM Websphere Vice President spoke publicly for the first time about their reasons for choosing EdgeXtend. We believe the success of the Fiducia branch banking renewal project marks an important validation of the strategy we have pursued since last year of partnering with market leaders such as IBM."

         "Our disciplines in spending resulted in a 35 percent reduction in operating expenses compared to the first quarter of 2002," commented Christine Russell, Persistence's chief financial officer. "We ended the quarter with a

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cash position of more than $7 million on hand, and receivables increased nearly
60 percent while deferred revenue stayed relatively flat compared to the prior quarter. Our gross margin at 81 percent for the quarter exceeded the 79 percent we posted for the full year 2002, which is a positive. We will continue to carefully manage our cash and our expenses as we navigate these challenging economic conditions."

         THE COMPANY WILL DISCUSS THESE RESULTS IN A CONFERENCE CALL SCHEDULED FOR 4:15 P.M. EASTERN APRIL 24, 2003. INTERESTED PARTIES CAN ACCESS THE CALL BY DIALING (800) 289-0436 OR BY ACCESSING THE WEB CAST AT WWW.PERSISTENCE.COM. A REPLAY OF THE CALL WILL BE AVAILABLE AT (719) 457-0820, ACCESS NUMBER 408958, FOR 3 DAYS FOLLOWING THE CALL; AND THE WEB CAST CAN BE ACCESSED AT WWW.PERSISTENCE.COM. THE FINANCIAL AND OTHER STATISTICAL INFORMATION DISCUSSED DURING THE CONFERENCE CALL CAN BE ACCESSED AT WWW.PERSISTENCE.COM.

ABOUT PERSISTENCE

         Persistence Software provides a data services infrastructure that brings vital business information to global decision makers without the expense of replicated data centers. Global 2000 corporations can cost-effectively deliver vital information to professionals throughout the enterprise so actions can be taken to streamline business processes, improve supply chain management, boost employee productivity, enhance customer relationships and heighten levels of customer satisfaction. Persistence's innovative product family provides an improvement in the quality of the user experience by maintaining data integrity and accuracy at multiple levels throughout the enterprise without replicating databases. Customers of Persistence experience greater access to accurate information, quicker response times, improved productivity and increased scalability, all for lower cost than was previously possible. Persistence is the supplier to many Fortune 2000 companies who have complex, data-intensive applications that must support real-time decision making in many locations. Persistence Software's technology has been licensed to Cisco, Intel and Sun, and major customers in 2002 include Cablevision, Salomon Smith Barney, Fiducia, Motorola, i2 Technologies, Lucent, Nokia, EuroControl, Intershop, Applied Biosystems, Wells Fargo, Reuters and Kinetech. Persistence Software is headquartered in San Mateo, California. Please visit http://www.persistence.com for more information.

                                       ###

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties, which could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Persistence Software's limited operating history; potential fluctuations in our operating results; our potential need to raise cash in the future; uncertainties related to our long sales cycle; our reliance on a relatively small number of customers; our dependence on revenues from EdgeXtend, which was only released in 2002; our dependence on the Java programming language and the Enterprise JavaBeans standard becoming widely accepted standards; our need to manage our resources or attract and retain the services of key employees; our need to deliver products that are free of defects and errors and meet rapidly changing technology standards and customer requirements; our need to build a strong direct sales team and develop third

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party sales channels; our dependence on enterprise-wide system deployments; and
our need to address competition from companies with substantially greater resources. Further information regarding these and other risks and uncertainties is included in our annual Report on Form 10-K for the year ended December 31, 2002 and our other filings with the Securities and Exchange Commission.



                            -Financial tables follow-


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                           PERSISTENCE SOFTWARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   ( In thousands, except per share amounts )


                                                          THREE MONTHS ENDED
                                                              (Unaudited)
                                                        MAR. 31,       MAR. 31,
                                                          2003           2002
                                                       ---------       ---------
Revenues:
  Licenses                                             $  1,294        $    833
  Service                                                 1,229           1,328
                                                       ---------       ---------
      Total revenues                                      2,523           2,161
                                                       ---------       ---------

Cost of revenues:
  Licenses                                                    3              27
  Service                                                   477             768
                                                       ---------       ---------
      Total cost of revenues                                480             795
                                                       ---------       ---------

Gross profit                                              2,043           1,366
                                                       ---------       ---------

Operating expenses:
  Sales and marketing                                     1,531           2,434
  Research and development                                  849           1,118
  General and administrative                                643             927
  Amortization of purchased intangibles                      36             212
                                                       ---------       ---------
      Total operating expenses                            3,059           4,691
                                                       ---------       ---------

Loss from operations                                     (1,016)         (3,325)

Interest and other income, net                                8              16
                                                       ---------       ---------

Net  loss                                              $ (1,008)       $ (3,309)
                                                       ---------       ---------


Basic and diluted net loss per share                   $  (0.04)       $  (0.16)


Shares used in calculating basic and
diluted net loss per share                               24,046          20,089

                                                               - MORE -

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                           PERSISTENCE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ( In thousands )


                                                                  AS OF
                                                               (Unaudited)
                                                          MAR. 31,      DEC. 31,
                                                            2003          2002
                                                         ---------     ---------
Assets:
  Current assets:
    Cash, cash equivalents                               $  7,101      $  8,903
    Accounts receivable, net                                1,995         1,252
    Prepaids and other current assets                         236           392
                                                         ---------     ---------
      Total current assets                                  9,332        10,547
Property and equipment, net                                   290           375
Purchased intangibles, net                                     87           123
Deposits and other assets                                      55            55
                                                         ---------     ---------
      Total assets                                       $  9,764      $ 11,100
                                                         =========     =========

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                     $    293      $    325
    Accrued liabilities                                     1,796         1,910
    Deferred revenues (net of long term portion)            2,584         2,529
    Current portion of long-term obligations                  780           841
                                                         ---------     ---------
      Total current liabilities                             5,453         5,605
Long-term liabilities
   Long-term portion of deferred revenues                     534           691
   Long-term obligations                                       64            93
                                                         ---------     ---------
      Total long-term liabilities                             598           784
                                                         ---------     ---------
      Total liabilities                                     6,051         6,389
                                                         ---------     ---------

  Stockholders' equity:
    Common stock, net                                      66,089        66,072
    Accumulated deficit                                   (62,377)      (61,370)
    Other                                                       1             9
                                                         ---------     ---------
      Total stockholders' equity                            3,713         4,711
                                                         ---------     ---------
      Total liabilities and stockholders' equity         $  9,764      $ 11,100
                                                         =========     =========

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